OFFICERS' POWER OF ATTORNEY

City of Minneapolis

State of Minnesota

Each of the undersigned, as officers of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange
Commission:

                                                     1940 Act
                                                     Reg. Number

         Growth Trust                                811-07395
         Growth and Income Trust                     811-07393
         Income Trust                                811-07307
         Tax-Free Income Trust                       811-07397
         World Trust                                 811-07399

hereby constitutes and appoints the other as his attorney-in-fact and agent, to sign for him in his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

Dated the 1st day of March, 1999.

/s/  Arne H. Carlson                                 /s/  Leslie L. Ogg
     Arne H. Carlson                                      Leslie L. Ogg

/s/  John R. Thomas                                  /s/  Peter J. Anderson
     John R. Thomas                                       Peter J. Anderson

/s/  Frederick C. Quirsfeld                          /s/  John M. Knight
     Frederick C. Quirsfeld                               John M. Knight